Exhibit 99.2

Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Financial Dynamics Julie Huang / Theresa Kelleher (212) 850-5600 wst@fd-us.com

WEST PHARMACEUTICAL SERVICES TO PRESENT AT THE CJS SECURITIES INVESTOR CONFERENCE

LIONVILLE, PA, August 11, 2006 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced that William Federici, Vice President and Chief Financial Officer, and Michael Anderson, Vice President and Treasurer, of West Pharmaceutical Services, Inc., will be presenting at the CJS Securities 6th Annual Summer "New Ideas" Small-Cap Investor Conference in White Plains, NY on August 15, 2006 at 10:00 a.m. A copy of the Company’s presentation from the conference will be available through the Investor link of the Company’s website, www.westpharma.com.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is the world's leading manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. West’s customers include the world’s leading pharmaceutical, biotechnology, generic drug and medical device producers. Internationally headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.